Exhibit 10.31

                       AMENDMENT TO EMPLOYMENT AGREEMENT

      THIS AMENDMENT dated as of November 21, 2003 (the "Amendment") to the AGREEMENT dated as of April 28, 1998 (the "Agreement"), by and between The Reader's Digest Association, Inc., a Delaware corporation (the "Company"), and Thomas O. Ryder (the "Executive") (hereinafter collectively referred to as "the parties").

      WHEREAS, the Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Agreement; and

      WHEREAS, the Executive has been offered the opportunity to have the Amendment reviewed on his behalf by counsel other than counsel for the Company;

      NOW, THEREFORE, in consideration of the foregoing and the respective agreements of the parties, the parties agree as follows:

      1. Section 12(b) of the Agreement is hereby amended to read in its entirety as follows:

           (b)  Long-Term Incentive Plan Benefits.

                (i) Except as provided in Section 12(b)(ii), in the event of the termination of the Executive's employment, Executive shall have the right to exercise his outstanding stock options and stock appreciation rights under the KELTIP or any successor long term incentive plan (the "Long Term Incentive Plan"): (x) with respect to the stock options granted pursuant to Sections 9(a), 9(b) and 5, in the manner and to the extent provided in Exhibits A, B and C, respectively; and (y) with respect to all other stock options and stock appreciation rights, in the manner and to the extent provided in the terms and conditions relating to such stock options and stock appreciation rights, except that if the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, such stock options and stock appreciation rights shall continue to vest during the Severance Period and, upon completion of the Severance Period, shall vest and be exercisable as if the Executive's employment was terminated at that time by the Company without Cause or by the Executive with Good Reason.

                (ii) In the event the Executive terminates his employment by retirement (within the meaning of the pertinent stock option agreement) on or after June 30, 2006, or in the event the Executive dies before June 30, 2006, the Executive (or in the case of the Executive's death, the legal representative of the Executive's estate) shall have the right to exercise each of the Executive's outstanding stock options under the Long Term Incentive Plan, to the extent vested in accordance with their respective terms, until the expiration of the respective stated term of each stock option. This Section 12(b)(ii) shall be deemed to amend each of the Executive's outstanding stock option agreements to the extent referred to in this Section 12(b)(ii).

                (iii)Except as provided in Section 12(b)(iv), in the event of the termination of the Executive's employment, Executive's outstanding performance units, restricted stock and awards (other than stock options and stock appreciation rights) under the Long Term Incentive Plan shall
      (x) in the case of the restricted stock granted under Section 9(c), be treated in the manner provided in Exhibit D and (y) in all other cases, be treated in accordance with the terms and conditions relating to the performance unit, restricted stock or award, except that if the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, (1) such performance units, restricted stock or awards (other than stock options and stock appreciation rights) shall continue to be outstanding and payable during the Severance Period as if the Executive's employment with the Company continued during the Severance Period and, if applicable, shall vest upon completion of the Severance Period in accordance with the terms of the award as if the Executive's employment was terminated at that time by the Company without Cause or by the Executive with Good Reason and (2) any such award that is based on a period of employment shall be payable on a prorated basis as if the Executive's employment had continued during the Severance Period.

                (iv) In the event the Executive terminates his employment by retirement on or after June 30, 2006, or in the event the Executive dies before June 30, 2006, the following shares of restricted stock granted to the Executive, to the extent then outstanding, shall immediately vest and the restrictions thereon shall immediately lapse: (x) 85,000 shares granted on July 1, 2003 and (y) any shares of restricted stock granted to the Executive in the future that shall be designated by the Company's Compensation and Nominating Committee at the time of grant as a "compensatory" grant, as distinguished from a "retention" grant. For purposes of this Section 12(b)(iv), "retirement" shall have the meaning of the pertinent restricted stock award agreement or, if not therein specified, shall mean termination of employment with the Company or a Designated Subsidiary (as defined in the Long Term Incentive Plan) on or after age 55 after at least five years of employment by the Company and/or a Designated Subsidiary. This Section 12(b)(iv) shall be deemed to amend each of the Executive's restricted stock award agreements to the extent referred to in this Section 12(b)(iv).

                (v) If any benefits due under this Section 12(b) cannot be paid under the existing or amended terms of an applicable plan or award agreement, the Company shall pay Executive the value of such benefits at the time they would otherwise be payable if they were payable under such terms.

      2. Entire Agreement. The Agreement, as amended by the Amendment, constitutes the entire agreement between the parties with respect to the subject matter of the Agreement and the Amendment and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties with respect to the subject matter of the Agreement and the Amendment.

      3. Governing Law. The Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of law principles thereof.

      IN WITNESS WHEREOF, the Company has caused the Amendment to be executed by its duly authorized officer and the Executive has executed the Amendment as of the day and year first above written.

                          THE READER'S DIGEST ASSOCIATION, INC.



                          By:    /s/  MICHAEL A. BRIZEL
                                 -----------------------------------------
                          Name:  Michael A. Brizel
                          Title: Senior Vice President and General Counsel

                                 /s/  T.O. RYDER
                                 -----------------------------------------
                                 Thomas O. Ryder